CME GROUP INC.
AMENDED AND RESTATED OMNIBUS STOCK PLAN
(Effective May 13, 2009)

ARTICLE 1

EFFECTIVE DATE AND PURPOSE

1.1 Effective Date. The Plan was originally adopted as the Chicago Mercantile Exchange Omnibus Stock Plan effective as of February 7, 2000, and was amended and restated from time to time thereafter and is hereby further amended and restated as of May 13, 2009.

1.2 Purpose of the Plan. The Plan is intended to further the growth and profitability of the Company by increasing incentives and encouraging Share ownership on the part of Employees of the Company and its Subsidiaries. The Plan is intended to permit the grant of Awards that constitute “qualified performance-based compensation” under section 162(m) of the Code.

ARTICLE 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2 “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlled by the Company.

2.3 “Award” means, individually or collectively, a grant under the Plan of Non-Qualified Stock Options, Incentive Stock Options, SARs, Stock Awards, Performance Shares, Restricted Stock Units or Performance Stock Units.

2.4 Award Agreement” means the written agreement or notice setting forth the terms and conditions applicable to an Award.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Bonus Stock” means Shares under a Stock Award which are not subject to a Period of Restriction.

2.7 “Cause” means, except as otherwise specified in a particular Award Agreement or in an employment or similar agreement in effect between the Company or an Affiliate and an Employee (which definition shall govern if in effect), (a) the willful and continued failure (other than a failure resulting from the Participant’s Disability) to substantially perform the duties assigned by the Company, (b) the willful engaging in conduct which is demonstrably injurious to the Company, monetarily or otherwise, including conduct that, in the reasonable judgment of the Company, does not conform to the standard of the Company’s executives or employees, (c) any act of dishonesty, commission of a felony, or (d) a significant violation of any statutory or common law duty of loyalty to the Company; provided, however, that following a Change of Control, “Cause” means, except as otherwise specified in a particular Award Agreement or in an employment or similar agreement in effect between the Company or an Affiliate and an Employee (which definition shall govern if in effect), (a) the willful and continued failure (other than a failure resulting from the Participant’s Disability) to substantially perform the duties assigned by the Company, (b) the willful engaging in conduct which is demonstrably injurious to the Company, monetarily or otherwise, including conduct that does not conform to the standard of the Company’s executives or employees, (c) any act of dishonesty, commission of a felony, or (d) a significant violation of any statutory or common law duty of loyalty to the Company.

2.8 “Change of Control” means, the occurrence of any of the following events:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a “Person”) of beneficial ownership (within the meaning of Rule13d-3 promulgated under the 1934 Act) of 50% or more of either (1) the then outstanding Class A Shares (the “Outstanding Class A Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this paragraph (a) the following acquisitions shall not constitute, or be deemed to cause, a Change of Control: (i) any increase in such percentage ownership of a Person to 50% or more resulting solely from any acquisition of shares directly from the Company or any acquisition of shares by the Company; provided, that any subsequent acquisitions of shares by such Person that would add, in the aggregate, 1% or more (measured as of the date of each such subsequent acquisition) to such Person’s beneficial ownership of Outstanding Class A Common Stock or Outstanding Company Voting Securities shall be deemed to constitute a Change of Control, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; or (iii) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of paragraph (c) below or (iv) any acquisition by an underwriter holding securities for an offering of such securities; or

(b) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the date hereof whose election, or nomination for election, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a Person other than the Board; or

(c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then Outstanding Class A Common Stock and Outstanding Company Voting Securities, immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Class A Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or of such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (3) individuals who were on the Incumbent Board continue to constitute at least a majority of the members of the board of directors of the corporation resulting from the Business Combination; provided, however, that any individual becoming a Director subsequent to the date hereof whose election, or nomination for election, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a Person other than the Board; or

(d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, with respect to an Award that is subject to Section 409A of the Code (and to the extent necessary to comply with Section 409A of the Code) a Change of Control shall not be deemed to occur unless it qualifies as a change in ownership or effective control of the Company for purposes of Section 409A of the Code.

2.9 “Class A Shares” means shares of the Company’s Class A common stock, $.01 par value.

2.10 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.11 “Committee” means the Compensation Committee of the Board of Directors appointed (pursuant to Section 3.1) to administer the Plan.

2.12 “Company” means CME Group Inc. (formerly Chicago Mercantile Exchange Holdings Inc.), a Delaware corporation, or any successor thereto.

2.13 “Director” means any individual who is a member of the Board.

2.14 “Disability” means disability as determined pursuant to the long-term disability plan or policy of the Company or its Subsidiaries in effect at the time of such disability and applicable to a Participant.

2.15 “Employee” means an employee of the Company, its subsidiaries, or an Affiliate designated by the Board or the Committee (collectively “an Employer”). “Employee” does not include an individual who is not contemporaneously classified as an Employee for purposes of an Employer’s payroll system. In the event any such individual is reclassified as an Employee for any purpose, including, without limitation, any government agency or as a result of any private lawsuit, action, or administrative proceeding, such individual will, notwithstanding such reclassification, remain ineligible for participation hereunder and will not be considered an Employee for purposes of this Plan. In addition to and not in derogation of the foregoing, the exclusive means for an individual who is not contemporaneously classified as an Employee of an Employer on an Employer’s payroll system to become eligible to participate in this Plan is through an amendment to this Plan which specifically renders such individual eligible for participation hereunder.

2.16 “Exercise Price” means the price at which a Share subject to an Option may be purchased pursuant to the exercise of the Option or the base price at which an SAR may be exercised with respect to a Share, as applicable.

2.17 “Fair Market Value” means, (i) the closing sales price per Share on such date, as reported by the Composite Transactions reporting system or if not so reported, as reported by the NASDAQ Global Select Market or (ii) in the event the Shares are not traded on such date, the closing price per Share, as so reported on the immediately preceding date on which trading occurred, or if not so reported, as reported by any national securities exchange on which the Shares are listed.

2.18 “Fiscal Year” means the fiscal year of the Company.

2.19 “Grant Date” means, with respect to an Award, the date that the Award is granted.

2.20 “Incentive Stock Option” means an Option that is designated as an Incentive Stock Option and is intended by the Committee to meet the requirements of section 422 of the Code.

2.21 “Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.22 “Option” means an option to purchase Shares which is granted by the Committee pursuant to Article 5.

2.23 “Participant” means an individual with respect to whom an Award has been granted and remains outstanding.

2.24 “Performance Goals” means such criteria and objectives as may be established by the Committee, which shall be satisfied or met (i) as a condition to the exercisability of all or a portion of an Option or SAR, (ii) as a condition to the grant of an Award, or (iii) during the applicable Performance Period or Period of Restriction, as a condition to the Participant’s receipt of the Shares subject to a Restricted Stock Award, the receipt of Shares, cash or any combination thereof subject to a Performance Stock Unit Award or, in the case of a Performance Share Award, of the Shares subject to such Award and/or the payment with respect to such Award. In the case of an Award that is intended to qualify as “qualified performance-based compensation” under section 162(m) of the Code, such Performance Goals may include any or all of the following or any combination thereof: gross margin, operating margin, revenue growth, free cash flow, cash earnings, operating expenses, expense reductions, operations efficiency, operating cash flow, earnings per share, economic value added, cash-flow return on investment, net income, total shareholder return, return on investment, return on equity, return on assets, the attainment by a Share of a specified Fair Market Value for a specified period of time, an increase in the Fair Market Value of a Share, or any increase or decrease of one or more of the foregoing over a specified period. Such Performance Goals may relate to the performance of the Company, an Affiliate, any portion of the business, product line, or any combination thereof, relative to a market index, a group of other companies (or their subsidiaries, business units or product lines), or a combination thereof, all as determined by the Committee. If the Committee desires that compensation payable pursuant to any Award subject to Performance Goals be “qualified performance-based compensation” within the meaning of section 162(m) of the Code, the Performance Goals (i) shall be established by the Committee no later than the end of the first 90 days of the Performance Period or Period of Restriction, as applicable (or such other time prescribed by the Internal Revenue Service) and (ii) shall satisfy all other applicable requirements imposed by Treasury Regulations promulgated under section 162(m) of the Code, including the requirement that such Performance Goals be stated in terms of an objective formula or standard.

2.25 “Performance Period” means the period designated by the Committee during which the Performance Goals applicable to an Award shall be measured.

2.26 “Performance Share” means a right, contingent upon the attainment of specified Performance Goals within a specified Performance Period, to receive one Share, which may be Restricted Stock, or in lieu of all or a portion thereof, the Fair Market Value of such Share in cash.

2.27 “Performance Stock Unit” means the right to receive cash or shares in the future subject to the satisfaction of performance targets, which may include Performance Goals.

2.28 “Period of Restriction” means the period during which Restricted Stock is subject to forfeiture and/or restrictions on transferability.

2.29 “Plan” means this CME Group Inc. Amended and Restated Omnibus Stock Plan, as set forth in this instrument and as hereafter amended from time to time.

2.30 “Restricted Stock Unit” means the right to receive cash or shares in the future subject to the satisfaction of conditions related to continued employment or service.

2.31 “Restricted Stock” means Shares under a Stock Award which are subject to a Period of Restriction.

2.32 “Retirement” means a Participant’s Termination of Service (other than for Cause) on or after attaining his or her “normal retirement date” as defined in the Pension Plan for Employees of Chicago Mercantile Exchange Inc. (whether or not such Participant participates in such plan).

2.33 “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, as amended, and any future regulation amending, supplementing or superseding such regulation.

2.34 “Share” means a share of any class, and of any series within a class, of the Company’s common stock.

2.35 “Stock Appreciation Right” or “SAR” means an Award, granted alone, in reference to or in tandem with a related Option, which pursuant to Article 6 is designated by the Committee as an SAR.

2.36 “Stock Award” means an Award of Restricted Stock or Bonus Stock.

2.37 “Ten Percent Holder” means an Employee (together with persons whose stock ownership is attributed to the Employee pursuant to section 424(d) of the Code) who, at the time an Option is granted, owns stock representing more than ten percent of the voting power of all classes of stock of the Company (or of any parent or subsidiary as defined in section 424 of the Code).

2.38 “Termination of Service” means a “separation from service” within the meaning of Section 409A of the Code. For this purpose, a Termination of Service includes, but not by way of limitation, a termination by resignation, discharge with or without Cause, death, Disability, or Retirement, but excludes any such termination where there is a simultaneous reemployment by the Company or an Affiliate.

ARTICLE 3

ADMINISTRATION

3.1 The Committee. The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) Directors. The members of the Committee shall be appointed from time to time by, and serve at the pleasure of, the Board. It is intended that each member of the Committee shall qualify as (a) a “non-employee director” under Rule 16b-3, and (b) an “outside director” under section 162(m) of the Code and (c) an “independent director” under the listing standards applicable to the Company. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

3.2 Authority and Action of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to

(a) determine which Employees shall be eligible to receive Awards and to grant Awards,

(b) prescribe the form, amount, timing and other terms and conditions of each Award,

(c) interpret the Plan and the Award Agreements,

(d) adopt such procedures as it deems necessary or appropriate to permit participation in the Plan by eligible Employees,

(e) adopt such rules as it deems necessary or appropriate for the administration, interpretation and application of the Plan, and

(f) interpret, amend or revoke any such procedures or rules.

A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

3.3 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may, consistent with law, delegate all or any part of its authority and powers under the Plan to one or more Directors and/or officers of the Company; provided, however, that the Committee may not delegate its authority or power with respect to (a) any officer of the Company with regard to the selection for participation in this Plan of an officer or other person subject to Section 16 of the 1934 Act or decisions concerning the timing, pricing or amount of an award to such an officer or person or (b) any Award that is intended to satisfy the requirements applicable to “qualified performance-based compensation” under section 162(m) of the Code.

3.4 Decisions Binding. All determinations, decisions and interpretations by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

ARTICLE 4

SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, 8,045,975 Shares shall be available for grants of Awards under the Plan. The maximum number of Shares with respect to which Awards may be granted during any Fiscal Year to any person shall be 250,000, subject to adjustment as provided in Section 4.3. The maximum number of shares which may be granted under the Plan pursuant to Incentive Stock Options is 200,000. Shares awarded under the Plan may be either authorized but unissued Shares, authorized and issued Shares reacquired and held as treasury Shares or a combination thereof.

4.2 Lapsed Awards. To the extent that Shares subject to an outstanding Option (except to the extent Shares are issued or delivered by the Company in connection with the exercise of a tandem SAR) or other Award are not issued or delivered by reason of the expiration, cancellation, forfeiture or other termination of such Award or by reason of the delivery or withholding of Shares to pay all or a portion of the exercise price of an Award, if any, or to satisfy all or a portion of the tax withholding obligations relating to an Award, then such Shares shall again be available under this Plan.

4.3 Adjustments in Awards and Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, Share combination, or other similar change in the corporate structure of the Company affecting the Shares, the Committee shall adjust the number, class and series of securities available under the Plan, the number, class, series and purchase price of securities subject to outstanding Awards, and the numerical limits of Section 4.1 in such manner as the Committee in its sole discretion shall determine to be appropriate to prevent the dilution or diminution of such Awards. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an outstanding Award under this Plan, the Company shall pay the holder of such Award, in connection with the first vesting, exercise or settlement of such Award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the Exercise Price, if any, of such Award, provided that such payment may be accomplished in compliance with the provisions of Section 409A of the Code.

ARTICLE 5

STOCK OPTIONS

5.1 Grant of Options. Subject to the provisions of the Plan, Options may be granted to such Employees at such times, and subject to such terms and conditions, as determined by the Committee in its sole discretion. An Award of Options may include Incentive Stock Options, Non-Qualified Stock Options, or a combination thereof; provided, that no Awards of Options shall be granted more than ten years after the date this amendment and restatement of the Plan is approved by the Company’s stockholders.

5.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number, class and, if applicable, series of Shares to which the Option pertains (provided that Incentive Stock Options may be granted only with respect to Class A Shares), any conditions to the exercise of all or a portion of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement pertaining to an Option shall designate such Option as an Incentive Stock Option or a Non-Qualified Stock Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value (determined as of the Grant Date) of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company, or any parent or subsidiary as defined in section 424 of the Code) exceeds the amount established by the Code, such Options shall constitute Non-Qualified Stock Options. For purposes of the preceding sentence, Incentive Stock Options shall be taken into account in the order in which they are granted.

5.3 Exercise Price. Subject to the provisions of this Section 5.3, the Exercise Price with respect to Shares subject to an Option shall be determined by the Committee in its sole discretion.

5.3.1. Non-Qualified Stock Options. In the case of a Non-Qualified Stock Option, the Exercise Price may be equal to or greater than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date, as shall be determined by the Committee in its sole discretion.

5.3.2. Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that the Exercise Price with respect to a Ten Percent Shareholder shall not be less than one hundred-ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

5.4 Expiration of Options.

5.4.1. Expiration Dates. Each Option shall terminate not later than the expiration date specified in the Award Agreement pertaining to such Option; provided, however, that the expiration date shall not be later than the tenth anniversary of its Grant Date and the expiration date with respect to an Incentive Stock Option granted to a Ten Percent Holder shall not be later than the fifth anniversary of its Grant Date.

5.4.2. Termination of Service. Unless otherwise specified in the Award Agreement pertaining to an Option or provided by the Committee, each Option granted to a Participant shall terminate no later than the first to occur of the following events:

(a) The expiration of ninety (90) days from the date of the Participant’s Termination of Service for any reason other than the Participant’s death, Disability, Retirement or Termination of Service for Cause;

(b) The expiration of one (1) year from the date of the Participant’s Termination of Service by reason of the Participant’s Disability or Retirement (provided, that the portion of any Incentive Stock Option exercised more than three months after such Termination of Service shall be deemed a Non-Qualified Option);

(c) The date of the Participant’s Termination of Service for Cause; or

(d) The expiration date specified in the Award Agreement pertaining to such Option.

5.4.3. Death of Employee. Unless otherwise specified in the Award Agreement pertaining to an Option, if a Participant to whom an Option has been granted dies while an Employee but prior to the expiration, cancellation, forfeiture or other termination of such Option, such Option shall become exercisable in full upon the Participant’s death and shall be exercisable thereafter until the earlier of (a) the expiration of one (1) year after the date of death, or (b) the expiration date specified in the Award Agreement pertaining to such Option.

5.5 Exercisability of Options. Subject to Section 5.4, Options granted under the Plan shall be exercisable at such times, and shall be subject to such restrictions and conditions, as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.

5.6 Method of Exercise. Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the Exercise Price with respect to each such Share. The Exercise Price shall be payable to the Company in full in cash or its equivalent (including, but not limited to, by means of, a broker-assisted cashless exercise). The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate Exercise Price of the Shares with respect to which the Option is to be exercised, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.

As soon as practicable after receipt of a written notification of exercise and full payment for the Shares with respect to which the Option is exercised, the Company shall deliver to the Participant Shares (which may be in book entry or certificate form) for such Shares with respect to which the Option is exercised.

5.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable Federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

ARTICLE 6

STOCK APPRECIATION RIGHTS

6.1 Grant of SARs. Subject to the provisions of the Plan, SARs may be granted to such Employees at such times, and subject to such terms and conditions, as shall be determined by the Committee in its sole discretion; provided, that any tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted.

6.2 Exercise Price and Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that SARs may be granted only with respect to Class A Shares. Without limiting the foregoing, the Exercise Price with respect to Shares subject to an SAR may be equal to or greater than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date, as shall be determined by the Committee in its sole discretion; provided, that the Exercise Price with respect to Shares subject to a tandem SAR shall be the same as the Exercise Price with respect to the Shares subject to the related Option.

6.3 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

6.4 Expiration of SARs

6.4.1. Expiration Dates. Each SAR shall terminate not later than as of the expiration date specified in the Award Agreement pertaining to such SAR; provided, however, that the expiration date with respect to a tandem SAR shall not be later than expiration date of the related Option.

6.4.2. Termination of Service. Unless otherwise specified in the Award Agreement pertaining to an SAR, each SAR granted to a Participant shall terminate no later than the first to occur of the following events:

(a) The expiration of ninety (90) days from the date of the Participant’s Termination of Service for any reason other than the Participant’s death, Disability, Retirement or Termination of Service for Cause;

(b) The expiration of one (1) year from the date of the Participant’s Termination of Service by reason of the Participant’s Disability or Retirement;

(c) The date of the Participant’s Termination of Service for Cause; or

(d) The expiration date specified in the Award Agreement pertaining to such SAR.

6.4.3. Death of Employee. Unless otherwise specified in the Award Agreement pertaining to an SAR, if a Participant to whom an SAR has been granted dies while an Employee but prior to the expiration, cancellation, forfeiture or other termination of such SAR, such SAR shall become exercisable in full upon the Participant’s death and shall be exercisable thereafter until the earlier of (a) the expiration of one (1) year after the date of death, or (b) the expiration date specified in the Award Agreement pertaining to such SAR.

6.5 Payment of SAR Amount. An SAR may be exercised (a) by the Participant’s delivery of a written notice of exercise to the Secretary of the Company (or its designee) setting forth the number of whole SARs which are being exercised, (b) in the case of a tandem SAR, by surrendering to the Company any Options which are cancelled by reason of the exercise of such SAR, and (c) by executing such documents as the Company may reasonably request. Upon exercise of an SAR, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The amount by which the Fair Market Value of a Share on the date of exercise exceeds the Exercise Price specified in the Award Agreement pertaining to such SAR; times

(ii) The number of Shares with respect to which the SAR is exercised.

6.6 Payment Upon Exercise of SAR. Unless otherwise specified in the Award Agreement pertaining to an SAR, payment to a Participant upon the exercise of the SAR may be made, as determined by the Committee in its sole discretion, either (a) in cash, (b) in Shares with a Fair Market Value equal to the amount of the payment or (c) in a combination thereof.

ARTICLE 7

STOCK AWARDS

7.1 Grant of Stock Awards. Subject to the provisions of the Plan, Stock Awards may be granted to such Employees at such times, and subject to such terms and conditions, as determined by the Committee in its sole discretion; provided, however, that Stock Awards may be granted only with respect to Class A Shares. The Award Agreement pertaining to a Stock Award shall specify whether it is a Restricted Stock Award or a Bonus Stock Award.

7.2 Stock Award Agreement. Each Stock Award shall be evidenced by an Award Agreement that shall specify the number of Shares granted, any price to be paid for the Shares, the Performance Goals (if any) and Period of Restriction applicable to a Restricted Stock Award and such other terms and conditions as the Committee, in its sole discretion, shall determine. Bonus Stock Awards are not required to be subject to any Period of Restriction.

7.3 Transferability/Delivery of Shares. Shares subject to an Award of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated during a Period of Restriction. During the Period of Restriction, a Restricted Stock Award may be registered in the holder’s name or a nominee name at the discretion of the Company and may bear a legend as described in Section 7.4.3. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent during the applicable Period of Restriction, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the Shares subject to the Restricted Stock Award in the event such Award is forfeited in whole or in part. Upon the grant of a Bonus Stock Award, subject to the Company’s right to require payment of any taxes, the Company shall deliver to Participant the requisite number of Shares (which may be in book entry or certificate form).

7.4 Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares subject to an Award of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.4.

7.4.1. General Restrictions. The Committee may set restrictions based upon the achievement of specific performance objectives (Company-wide, business unit or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

7.4.2. Section 162(m) Performance Restrictions. In the case of Awards of Restricted Stock which are intended to satisfy the requirements for “qualified performance-based compensation” under section 162(m) of the Code, the Committee shall set restrictions based upon the achievement of Performance Goals.

7.4.3. Legend on Certificates. The Committee, in its discretion, may legend the certificates representing Restricted Stock during the Period of Restriction to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the CME Group Inc. Amended and Restated Omnibus Stock Plan (the “Plan”) and in an Award Agreement (as defined by the Plan). A copy of the Plan and such Award Agreement may be obtained from the Secretary of CME Group Inc.”

7.5 Removal of Restrictions. Shares of Restricted Stock covered by a Restricted Stock Award made under the Plan shall be released from escrow as soon as practicable after the termination of the Period of Restriction (and the satisfaction or attainment of any applicable Performance Goals) and, subject to the Company’s right to require payment of any taxes, the Company shall deliver to Participant the requisite number of Shares (which may be in book entry or certificate form).

7.6 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

7.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all ordinary dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement; provided, however, that Participants holding Shares of Restricted Stock subject to the achievement of Performance Goals may not receive dividends or other distributions until the Committee determines that Performance Goals have been satisfied. If any such dividends or distributions are paid in Shares, the Shares shall be deposited with the Company and shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid. The Committee shall have the discretion to determine the treatment of any extraordinary dividends; provided, however, that Participants holding Shares of Restricted Stock subject to the achievement of Performance Goals may not receive any extraordinary dividends until the Committee determines that such Performance Goals have been satisfied. Any delayed dividend or distribution shall be paid in a manner which complies with the requirements of Section 409A of the Code.

7.8 Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for Awards under the Plan.

7.9	Termination of Service.

7.9.1. Disability, Retirement and Death. Unless otherwise specified in the Award Agreement pertaining to a Restricted Stock Award granted to a Participant, upon the Participant’s Termination of Service by reason of Disability, Retirement or death, the Period of Restriction shall terminate as of such date, and all Performance Goals shall be deemed to have been satisfied at the target level.

7.9.2. Other Termination of Service. Unless otherwise specified in the Award Agreement pertaining to a Restricted Stock Award granted to a Participant, upon the Participant’s Termination of Service for any reason other than Disability, Retirement or death, the portion of such Award which is subject to a Period of Restriction on such date shall be forfeited by the Participant and canceled by the Company.

ARTICLE 8

PERFORMANCE SHARE AWARDS

8.1 Performance Share Awards. Subject to the provisions of the Plan, Performance Share Awards may be granted to such Employees at such times, and subject to such terms and conditions, as determined by the Committee in its sole discretion; provided, however, that Performance Share Awards may be granted only with respect to Class A Shares.

8.2 Terms of Performance Share Award Agreement.

8.2.1. Number of Performance Shares and Performance Goals. The Award Agreement pertaining to a Performance Share Award shall specify the number of Performance Shares subject to the Award and the Performance Goals and the Performance Period.

8.2.2. Vesting and Forfeiture. The Award Agreement pertaining to a Performance Share Award shall specify, in the Committee’s discretion and subject to the terms of the Plan, for the vesting of such Award if specified Performance Goals are satisfied or met during the Performance Period, and for the forfeiture of all or a portion of such Award if specified Performance Goals are not satisfied or met during the Performance Period.

8.2.3. Settlement of Vested Performance Share Awards. The Award Agreement pertaining to a Performance Share Award (i) shall specify whether such Award may be settled in Shares (including Shares of Restricted Stock) or cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a deferred basis, dividend equivalents, and, if determined by the Committee, interest on or the deemed reinvestment of any deferred dividend equivalents, with respect to the number of Shares subject to such Award. If a Performance Share Award is settled in Shares of Restricted Stock, a certificate or certificates or book entry record representing such Restricted Stock shall be issued, and the Participant shall have such rights of a stockholder of the Company as determined pursuant to Section 7.6 and 7.7. Prior to the settlement of a Performance Share Award in Shares, including Restricted Stock, the Participant shall have no rights as a stockholder of the Company with respect to the Shares subject to such Award. Settlement of a Performance Share Award shall occur within 30 days after the date the Performance Goals underlying such Award have been attained or are deemed to have been attained pursuant to Section 8.3.1. Notwithstanding any provision herein to the contrary, to the extent necessary to avoid adverse tax consequences to a Participant who is a “specified employee” under Section 409A of the Code, settlement of a Performance Share Award shall not be made until after the expiration of the six-month period commencing on the Participant’s Termination of Service.

8.3 Termination of Service.

8.3.1. Disability, Retirement and Death. Unless otherwise specified in the Award Agreement pertaining to a Performance Share Award granted to a Participant, upon the Participant’s Termination of Service by reason of Disability, Retirement or death, all Performance Goals shall be deemed to have been satisfied at the target level with respect to such Performance Share Award. In the case of an Award that is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, the preceding sentence shall apply solely with respect to a Termination of Service by reason of Disability or death.

8.3.2. Other Termination of Service. Unless otherwise specified in the Award Agreement pertaining to a Performance Share Award granted to a Participant, upon the Participant’s Termination of Service for any reason other than Disability, Retirement or death, the portion of such Award which is subject to outstanding Performance Goals on such date shall be forfeited by the Participant and canceled by the Company.

ARTICLE 9

RESTRICTED STOCK UNIT AND PERFORMANCE STOCK UNIT AWARDS

9.1 Grant of Restricted Stock Unit and Performance Stock Unit Awards. Subject to the provisions of the Plan, Restricted Stock Unit and Performance Stock Unit Awards may be granted to such Employees at such times, and subject to such terms and conditions, as determined by the Committee in its sole discretion; provided, however, that Performance Stock Unit Awards may be granted only with respect to Class A Shares.

9.2 Terms of Restricted Stock Unit and Performance Stock Unit Award Agreement.

9.2.1. Number of Shares and Performance Goals. The Award Agreement pertaining to a Restricted Stock Unit or Performance Stock Unit Award shall specify the number of Shares subject to the Award and, in the case of Performance Stock Units, the performance metrics (which may include Performance Goals) and the Performance Period.

9.2.2. Vesting and Forfeiture. The Award Agreement pertaining to a Restricted Stock Unit or Performance Stock Unit Award shall specify, in the Committee’s discretion and subject to the terms of the Plan, for the vesting of such Award if the Participant’s employment or service continues for a specified period (in the case of a Restricted Stock Unit) or if specified Performance Goals are satisfied or met during the Performance Period (with respect to a Performance Stock Unit), and for the forfeiture of all or a portion of such Award if specified vesting criteria are not satisfied or met.

9.2.3. Settlement of Vested Restricted Stock Unit or Performance Stock Unit Award. The Award Agreement pertaining to a Restricted Stock Unit or Performance Stock Unit Award (i) shall specify whether such Award may be settled in Shares or cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a deferred basis, dividend equivalents, and, if determined by the Committee, interest on or the deemed reinvestment of any deferred dividend equivalents, with respect to the number of Shares subject to such Award. Prior to the settlement of a Restricted Stock Unit or Performance Stock Unit Award in Shares, the Participant shall have no rights as a stockholder of the Company with respect to the Shares subject to such Award. Settlement of a Performance Stock Unit Award shall occur within 30 days after the date the Performance Goals underlying such Award have been attained. Notwithstanding any provision herein to the contrary, to the extent necessary to avoid adverse tax consequences to a Participant who is a “specified employee” under Section 409A of the Code, settlement of a Restricted Stock Unit or Performance Stock Unit Award shall not be made until after the expiration of the six-month period commencing on the Participant’s Termination of Service.

9.3 Termination of Service. The treatment of Restricted Stock Unit or Performance Stock Unit Awards upon the Participant’s Termination of Service shall be set forth in the applicable Award Agreement. If such treatment is not set forth in the applicable Award Agreement, upon the Participant’s Termination of Service for any reason, the portion of such Award which is unvested on such date shall be forfeited by the Participant and canceled by the Company.

ARTICLE 10

MISCELLANEOUS

10.1 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment with the Company and Affiliates is on an at-will basis only.

10.2 Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

10.3 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any good faith action taken or good faith failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

10.4 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

10.5 Beneficiary Designations. A Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. For purposes of this section, a beneficiary may include a designated trust having as its primary beneficiary a family member of a Participant. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

10.6 Nontransferability of Awards. Unless otherwise determined by the Committee with respect to an Award other than an Incentive Stock Option, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 10.5. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant and may be exercised only by the Participant or the Participant’s legal representative.

10.7 No Rights as Stockholder. Except to the limited extent provided in Sections 7.6 and 7.7, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary). Any delivery of Shares hereunder may be in book entry or certificate form, as determined by the Committee or its delegate, in its discretion.

10.8 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct (including, but not limited to, deduction through a broker-assisted cashless exercise) or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including, but not limited to, the Participant’s FICA and SDI obligations) required to be withheld with respect to such Award (or exercise thereof). Notwithstanding any contrary provision of the Plan, if a Participant fails to remit to the Company such withholding amount within the time period specified by the Committee (in its discretion), the Participant’s Award may, in the Committee’s discretion, be forfeited and in such case the Participant shall not receive any of the Shares subject to such Award.

10.9 Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the minimum tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld.

10.10 Deferrals. The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion and shall be done in a manner so as not to result in taxation under Section 409A of the Code.

10.11 Change of Control. (a)(1) Notwithstanding any provision in this Plan or any Award Agreement, in the event of a Change of Control pursuant to paragraphs (c) or (d) of Section 2.8 in connection with which the holders of Shares receive shares of common stock that are registered under Section 12 of the 1934 Act, (i) all outstanding Options and SARs shall immediately become exercisable in full, (ii) the Period of Restriction applicable to any outstanding Restricted Stock Award shall lapse, (iii) the Performance Period applicable to any outstanding Performance Share shall lapse, (iv) the Performance Goals applicable to any outstanding award shall be deemed to be satisfied at the maximum level and (v) there shall be substituted for each Share available under this Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding Share shall be converted pursuant to such Change of Control. In the event of any such substitution, the purchase price per share in the case of an Option and the base price in the case of an SAR shall be appropriately adjusted by the Committee (whose determination shall be final, binding and conclusive), such adjustments to be made in the case of outstanding Options and SARs without an increase in the aggregate purchase price or base price.

(2) Notwithstanding any provision in this Plan or any Award Agreement, in the event of a Change of Control pursuant to paragraph (a) or (b) of Section 2.8, or in the event of a Change of Control pursuant to paragraph (c) or (d) of Section 2.8 in connection with which the holders of Shares receive consideration other than shares of common stock that are registered under Section 12 of the 1934 Act, each outstanding Award shall be surrendered to the Company by the holder thereof, and each such Award shall immediately be canceled by the Company, and the holder shall receive, within ten days of the occurrence of a Change of Control (or such later date as may be required for compliance with Section 409A of the Code), a cash payment from the Company in an amount equal to (i) in the case of an Option, the number of Shares then subject to such Option, multiplied by the excess, if any, of the Fair Market Value of a Share on the date of occurrence of the Change of Control, over the purchase price per Share subject to the Option, (ii) in the case of an SAR other than a tandem SAR, the number of Shares then subject to such SAR, multiplied by the excess, if any, of the Fair Market Value of a Share on the date of occurrence of the Change of Control, over the base price of the SAR, (iii) in the case of a Restricted Stock Award or Performance Share Award, the number of Shares or the number of Performance Shares, as the case may be, then subject to such Award, multiplied by the greater of (A) the highest per Share price offered to stockholders of the Company in any transaction whereby the Change of Control takes place or (B) the Fair Market Value of a Share on the date of occurrence of the Change of Control. Notwithstanding the foregoing, in the event of a Change in Control that does not constitute a “change in control event” as defined for purposes of Section 409A of the Code, the payment with respect to Performance Shares described in clause (iii) of the preceding sentence shall not be paid until the time prescribed in Section 8.2.3 or 9.2.3, as applicable.

In the event of a Change of Control, each tandem SAR shall be surrendered by the holder thereof and shall be canceled simultaneously with the cancellation of the related Option. The Company may, but is not required to, cooperate with any person who is subject to Section 16 of the Exchange Act to assure that any cash payment in accordance with the foregoing to such person is made in compliance with Section 16 and the rules and regulations thereunder.

10.12 Restrictions on Shares. Each Award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the Shares subject to such Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such Award or the delivery of Shares thereunder, such Award shall not be exercised or settled and such Shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares delivered pursuant to any Award made hereunder bear a legend in indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

ARTICLE 11

AMENDMENT, TERMINATION AND DURATION

11.1 Amendment, Suspension or Termination. The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including section 162(m) and section 422 of the Code; provided, however, that notwithstanding any other provision of the Plan or any Award Agreement, without stockholder approval, no such amendment, alternation, suspension, discontinuation or termination shall be made that, absent such stockholder approval:

•	violates the rules or regulations of any securities listing exchange applicable to the Company;

•	increases the number of shares authorized under the Plan as specified in Section 4.1 of the Plan (other than pursuant to adjustments made under Article 4);

•	increases the number of shares subject to the limitations contained in Section 4.1 (other than pursuant to adjustments made under Article 4);

•	permits the Award of Options or SARs at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or SAR;

•	permits the repricing of Options or SARs, as prohibited by Article 12 of the Plan; or

•	expands the classes or categories of persons eligible to receive Awards under the Plan.

The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

11.2 Duration of the Plan. The Plan shall, subject to Section 11.1 (regarding the Board’s right to amend or terminate the Plan), terminate on June 30, 2012, unless earlier terminated by the Board. The termination of the Plan shall not affect any Awards granted prior to the termination of the Plan.

ARTICLE 12

PROHIBITION ON REPRICING

12.1 Prohibition on Repricing. Except as provided in Section 4.3 of the Plan, no Option or SAR may be amended to reduce its initial exercise or grant price and no Option or SAR shall be cancelled in exchange for cash, other Awards or replaced with Options or SARs having a lower exercise or grant price, without the approval of the stockholders of the Company.

ARTICLE 13

LEGAL CONSTRUCTION

13.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

13.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

13.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

13.4 Section 409A. The Plan is intended to comply with Section 409A of the Code and the interpretative guidance thereunder and shall at all times be interpreted and administered in accordance with such intent. To the extent that any provision of the Plan violates Section 409A, such provision shall be automatically reformed, if possible, to comply with Section 409A or stricken from the Plan. If an operational failure occurs with respect to Section 409A requirements, any affected Participant shall fully cooperate with the Company to correct the failure, to the extent possible, in accordance with any correction procedure established by the Internal Revenue Service. No provision of the Plan shall be interpreted to transfer any liability for a failure to comply with Section 409A from a Participant or any other individual to the Company.

13.5 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions.

13.6 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.